UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On November 19, 2014, Bright Horizons Family Solutions LLC (the “Borrower”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) by and among the Borrower and the Lenders party thereto. The Amendment supplements and amends the Borrower’s Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Bright Horizons Capital Corp., a Delaware corporation (“Holdings”), Goldman Sachs Bank USA, as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and the other parties party thereto from time to time (the “Credit Agreement”).
Pursuant to the Amendment, the Borrower may make Restricted Payments (as defined in the Credit Agreement) so long as immediately after giving effect to such Restricted Payment and the application of proceeds therefrom, the Total Net Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 3.50 to 1.00 (calculated on a Pro Forma Basis (as defined in the Credit Agreement)), instead of 3.00 to 1.00.
The foregoing summary of the terms of the Amendment is qualified in its entirety by the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of November 19, 2014, among Borrower and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: November 20, 2014